EXHIBIT 10.3

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (this “Agreement”) is made and entered into as of April 7, 2026, by and between Kevin Rodan Levy, an individual (the “Assignor”), and Inversiones Long 33, C.A., a corporation organized under the laws of the Bolivarian Republic of Venezuela (the “Assignee”).

WITNESSETH:

WHEREAS, Assignor is the sole and exclusive owner of certain intellectual property rights relating to artificial intelligence-based healthcare analytics and diagnostic support technologies; and

WHEREAS, Assignor desires to assign such intellectual property to Assignee, and Assignee desires to acquire the same.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment: Assignor hereby irrevocably sells, assigns, transfers, conveys, and delivers to Assignee all of Assignor’s right, title, and interest in and to the following (collectively, the “Assigned Intellectual Property”):

•	CardioAI – Registration No. VEN-SAPI-2025-005287
•	PulmoAI – Registration No. VEN-SAPI-2025-009419
•	NeuroAI – Registration No. VEN-SAPI-2024-033782

together with:

(a)	all inventions, discoveries, improvements, algorithms, models, processes, techniques, designs, and developments;
(b)	all trade secrets, know-how, data, databases, and proprietary information;
(c)	all rights under applicable law, international treaties, and conventions throughout the world;
(d)	all rights to use, reproduce, modify, license, sublicense, and otherwise exploit the foregoing;
(e)	all goodwill associated therewith; and
(f)	all rights to sue for past, present, and future infringement and to recover damages and other remedies.

2. Further Assurances: Assignor agrees to execute and deliver such additional documents and take such further actions as Assignee may reasonably request to effectuate and evidence the assignment contemplated hereby.

3. Representations and Warranties: Assignor represents and warrants that:

(a)	Assignor is the sole and exclusive owner of the Assigned Intellectual Property;
(b)	The Assigned Intellectual Property is free and clear of all liens, claims, and encumbrances;
(c)	No prior assignment, license, or transfer exists; and
(d)	Assignor has full power and authority to enter into this Agreement.

4. Catch-All / Trust Provision: To the extent that any right, title, or interest in or to the Assigned Intellectual Property has not been effectively transferred to Assignee, Assignor hereby agrees to hold such rights in trust for the benefit of Assignee and shall take all actions necessary to transfer such rights to Assignee upon request.

5. Recordation: Assignor authorizes Assignee to record this Agreement with any applicable governmental authority and to take any actions necessary to evidence Assignee’s ownership of the Assigned Intellectual Property.

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6. Power of Attorney: Assignor hereby irrevocably appoints Assignee and its officers as Assignor’s attorney-in-fact to execute and file any documents necessary to perfect, record, or enforce the rights assigned herein.

7. Entire Agreement: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

8. Governing Law: This Agreement shall be governed by the laws of the State of Nevada.

9. Counterparts: This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASSIGNOR:

/s/ Kevin Rodan Levy

Kevin Rodan Levy

ASSIGNEE:

Inversiones Long 33, C.A.

By: /s/ Kevin Rodan Levy

Name: Kevin Rodan Levy

Title: Authorized Representative

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